UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 16, 2011
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-51535 (Commission File Number)	41-1731219 (I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue, North, Brooklyn Center, MN (Address of principal executive offices)	55429 (Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Shareholders of Caribou Coffee Company, Inc.(“the Company”) held on May 12, 2011, the shareholders elected nine directors nominated by the Board of Directors to serve until the 2012 Annual Meeting of Shareholders, approved the amendment to the Company’s Amended and Restated 2005 Equity Incentive Plan to increase the number of shares of common stock available for awards thereunder by 1,000,000 shares and ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2012.
The table below shows the results of the shareholders’ votes:

		Votes	Votes		Broker
	Votes for	against	withheld	Abstentions	non-votes
Election of directors:
Kip R. Caffey	15,446,237		255,023		2,868,174
Sarah Palisi Chapin	15,402,902		298,358		2,868,174
E. Stockton Croft IV	15,164,947		536,313		2,868,174
Wallace B. Doolin	14,858,627		842,633		2,868,174
Gary A. Graves	15,450,237		251,023		2,868,174
Kevin J. Keough	15,169,492		531,768		2,868,174
Charles H. Ogburn	15,161,116		540,144		2,868,174
Philip H. Sanford	15,445,527		255,733		2,868,174
Michael J. Tattersfield	15,092,907		608,353		2,868,174
Approval of amendment to the Company’s Amended and Restated 2005 Equity Incentive Plan	10,781,753	4,905,789		13,718	2,868,174
Ratification of independent registered public accounting firm	18,214,202	350,093		5,139

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.
Date: May 16, 2011

CARIBOU COFFEE COMPANY, INC.
By:	/s/ Dan E. Lee
Dan E. Lee
Senior Vice President, General Counsel and Secretary